UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Earliest Event Reported: May 26, 2015

Empire Energy Corporation International

(Exact name of registrant as specified in its charter)

Nevada	1-10077	87-0401761
(State or other jurisdiction of Incorporation)	(Commission file number)	(IRS employer identification no.)

6750 Antioch Road

Merriam, Kansas 66204

(Address of principal executive offices, including zip code)

+61 3 6231 3529

 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

      . Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      . Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      . Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 210.14d-2(b))

      . Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On May 27, 2015 Alpha Prospects PLC issued the following press release regarding its interest in Empire Energy Corporation International.

ALPHA PROSPECTS PLC

(“Alpha”)

EMPIRE ENERGY UPDATE

SMART WIN AGREEMENT

Alpha Prospects Plc, the investment management company listed on the GXG Exchange, focused on companies with fast growth and/or recovery prospects, announces that agreement has been reached between Empire Energy Corporation International Inc (“Empire”) and Smart Win International Limited (“Smart Win”).

Tasmanian Oil And Gas Limited (“TOG”), in which Alpha holds a majority shareholding, will be working closely with Empire to develop the Tasmanian interests.

The following statement was issued by Paul Batista, Empire’s US counsel:

“Empire Energy Corporation International and Empire’s Chief Executive Officer, Malcolm Bendall, and Smart Win International Limited have agreed to resolve their claims and counterclaims on a basis that allows Empire the opportunity to continue to finance and purse Empire’s business plans and historical assets in the Tasmanian Basin. The settlement agreement, which is confidential, permits Smart Win to retain an equity investment in Empire.

The resolution between Smart Win and Empire will, in the opinion of Empire’s management, give Empire the ability to pursue the parties, such as Hunt Energy and others, which were responsible for the impairment of Empire’s assets and business plans.

Empire recognises that third parties with improper pre-meditated objectives were responsible for the loss of Empire’s business plan to exploit oil and gas energy resources covered by licenses issued to Empire and one of its subsidiaries by the Tasmanian Government.

The settlement empowers Empire to focus on its efforts to implement plans to exploit oil and other energy resources in Tasmania.”

27 May 2015

Enquiries:

Alpha Prospects PLC

Christopher Foster

+44 20 7518 4300

+44 (0) 7525 688 741

Lothbury Financial Services

Michael Padley

+44 20 3290 0707

Company website: http://www.alphaprospectsplc.com/

On May 26, 2015 Alpha Prospects PLC issued the following press release regarding its interest in Empire Energy Corporation International.

ALPHA PROSPECTS PLC

("Alpha" or the "Company")

TOG Investment

Alpha Prospects Plc ("Alpha"), the investment management company listed on the GXG Exchange, focused on companies with fast growth and/or recovery prospects, is pleased to announce that it has today purchased 4,500,000 shares (representing a 44.7% shareholding)  in Tasmanian Oil and Gas Ltd ("TOG") from Empire Energy Corporation International, Inc. ("EEGC"), and 2,500,001 shares (representing 24.8%) from TXO Plc.

The consideration payable to EEGC is £346,095, which is to be satisfied by the issue of 13,843,800 new Alpha shares at 2.5p each and for TXO the payment of £ 192,275 is to be satisfied by the issue of 7,691,000 new Alpha shares.

Following these transactions Alpha will own a total of 9,066,959 shares in TOG equating to 90.2%.

Post the above share issues, the Company's enlarged issued share capital will comprise 309,645,777 Ordinary Shares with voting rights.  The Company does not hold any shares in Treasury.  The figure of 309,645,777 Ordinary Shares may therefore be used by shareholders in the Company as the denominator for the calculations by which they will determine if they are required to notify their interest in, or a change in their interest in, the share capital of the Company.

EEGC's holding will be 13,843,800 shares and TXO's 7,691,000 shares, representing 4.5% and 2.5% of the issued share capital of Alpha, respectively.

Christopher Foster, CEO of Alpha Prospects Plc, commented: "Having acquired control of TOG, we look forward to working with the team in Tasmania, who have exceptional local knowledge, to drive the business forward.  A number of licence applications are being worked on to develop and expand the Tasmanian interests, which the Board believe offer an excellent opportunity based on results to date."

Company website: http://www.alphaprospectsplc.com/

 26 May 2015

Enquiries:

Alpha Prospects PLC

Christopher Foster

+44 20 7518 4300

+44 (0) 7525 688 741

Lothbury Financial Services

Michael Padley

+44 20 3290 0707

Empire Contact: Malcolm Bendall

+61 3 6231 3529

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMPIRE ENERGY CORPORATION INTERNATIONAL

Dated: May 27, 2015

By:   /s/ Malcolm Bendall

Mr. Malcolm Bendall

Chief Executive Officer